Consent of Independent Accountants
                  ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated May 4, 2001 relating to the financial statements of Saleoutlet.com, Inc. (a Nevada corporation) (Subsequently changing its name to Gatlin Holdings, Inc), which appears in such Registration Statement.


/s/Tedder, James, Worden & Associates, P.A.


January 15, 2002
Orlando, Florida